EXHIBIT 3.1(c)
                           CERTIFICATE OF DESIGNATION

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                                GKN HOLDING CORP.

                    -----------------------------------------
                         Pursuant to Section 151 of the
                        Delaware General Corporation Law
                    -----------------------------------------


                  GKN Holding Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the Delaware General Corporation Law by unanimous written consent dated March 3, 1997:

                           RESOLVED,  that pursuant to the authority  granted to
                  and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, as amended, the Board of Directors hereby creates a series of Preferred Stock, par value $0.10 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof (in addition to any provisions set forth in the Certificate of Incorporation of the Cor poration, which are applicable to the Preferred Stock of all classes and series) as follows:

                            Series A Preferred Stock:

                           1. Designation and Amount.  The shares of such series
                  shall be designated as "Series A Pre ferred Stock" and the number of shares constituting the Series A Preferred Stock shall be 1,200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation and con vertible into Series A Preferred Stock.

                           2. No Dividends. The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends.

                           3.       Voting Rights. So long as at least
                  600,000 shares of Series A Preferred Stock are outstanding, the holders of Series A Preferred
                  Stock shall have the following voting rights:

                                    (a) The holders of record thereof, acting as
                  a single series by the vote of the hold ers of a majority thereof, shall be entitled, (i) to nominate one person for election as a director of the Corporation at all meetings of stockholders at which directors are elected, who shall be Robert McAleer or Peter McMullin or another person reasonably acceptable to the Corporation, and (ii) to designate one other person, who shall be Robert McAleer or Peter McMullin or another person reasonably acceptable to the Corporation, who may be an observer at all meetings of the Board of Directors. Such person designated to be an observer shall be entitled to receive copies of all notices and other communications given to the directors and shall execute and deliver to the Corporation such agreements respecting the con fidentiality of information pertaining to the Corporation as are reasonably appropriate in the circumstances.

                                    (b) In all matters  presented  for a vote or
                  consent of the holders of the Common Stock of the Corporation, including the election of directors, each holder of record of the Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of shares of Common Stock, $.0001 par value, of the Corporation ("Common Stock"), issuable upon conversion of his shares of Series A Preferred Stock pursuant to Section 7 at the record date for determination of shareholders entitled to vote thereon. Such votes shall be counted with the votes of the holders of the Common Stock in determining the adoption of any such matter.

                                    (c)     Except as set forth herein, holders
                  of Series A Preferred Stock shall have no voting rights.

                           4. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The Corporation shall cause all such shares upon their cancellation to become authorized but unissued shares of Preferred Stock which may be reissued as part of a new series Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Cer tificate of Designation establishing a series of Preferred Stock or any similar stock or as other wise required by law.

                           5.  Liquidation,  Dissolution or Winding Up. Upon any
                  liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dis solution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $0.50 per share, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dis tributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dis solution or winding up.

                           6.       Redemption of Series A Preferred Stock.

                                    (a) At any time after the fifth  anniversary
                  of the date ("Closing Date") on which Southeast Research Partners, Inc. ("SERP") becomes a wholly-owned subsidiary of the Corporation, the Corporation shall have the option (unless otherwise prevented by law) to redeem all, but not less than all, of the Series A Preferred Stock then outstanding as provided in Section 6(b), at a redemption price equal to $0.50 per share of Series A Preferred Stock.

                                    (b) Notice of any Series A  Preferred  Stock
                  redemption pursuant to this Section 6 shall be sent by the Corporation by first-class certified mail, return receipt requested, postage prepaid, to the holders of record of shares of Series A Pre ferred Stock at their respective addresses as the same shall appear on the books of the Corporation. Such notice shall be mailed no less than 10 days in advance of the applicable Series A Preferred Stock redemption date which shall be set forth in the notice. On the Series A Preferred stock redemption date, the holders of record of shares of Series A Preferred Stock to be redeemed shall deliver to the Corporation or its agents the certificates representing the shares to be redeemed and shall be entitled to receive from the Corporation the applicable redemption price. Thereafter, such certificates shall represent only the right to receive payment at the rate of $0.50 per share of Series A Preferred Stock.

                           7.       Conversion of Series A Preferred Stock.

                                    (a)  Each  of  the   holders   of  Series  A
                  Preferred Stock shall have the right, at any such holder's option, at any time prior to the fifth anniversary of the Closing Date, to convert each share of Series A Preferred Stock into shares of Common Stock at the rate of 0.16 shares of Common Stock for each share of Series A Preferred Stock (the "Conversion Rate"), subject to adjustment as hereinafter provided.

                                    (b) Before any holder of Series A Pre ferred
                  Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Cor poration at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be con verted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                                    (c) The Corporation shall not be required to
                  issue fractions of shares of Common Stock upon conversion of the Series A Preferred Stock. If any fractions of a share would, but for this Section, be issuable upon any conversion of Series A Preferred Stock, in lieu of such frac tional share the Company shall pay to the holder, in cash, an amount equal to the same fraction of the current market price (determined as provided in Section 7(e)(iii)) per share of Common Stock.

                                    (d) The Corporation  shall reserve and shall
                  at all times have reserved out of its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the conversion of the then outstanding shares of the Series A Preferred Stock pursuant to this Section 7. All shares of Common Stock which may be issued upon conversion of shares of the Series A Preferred Stock pursuant to this
                  Section 7 shall be validly issued, fully paid and nonassessable. In order that the Corporation may issue shares of Common Stock upon conversion of shares of the Series A
                  Preferred Stock, the Corporation will endeavor to list such shares of Common Stock to be issued upon conversion on Nasdaq (as hereinafter defined) and on each securities exchange on which Common Stock is listed and endeavor to maintain such listing for such period of time as either the Series A Pre ferred Stock or Common Stock underlying such Series A Preferred Stock remains outstanding.

                                    (e) The  Conversion  Rate in  effect  at any
                  time for conversion of Series A preferred Stock into Common Stock pursuant to this Section 7 shall be subject to adjustment from time to time as follows:

                                            (i)      In the event that the Cor
                  poration shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the out standing shares of Common Stock into a smaller number of shares of Common Stock, the Conversion

                  Rate in effect pursuant to this Section 7 im mediately prior to such action shall be adjusted so that the holder of any shares of the Series A Preferred Stock thereafter surrendered for con version pursuant to this Section 7 shall be en titled to receive the number of shares of Common Stock which he would have owned immediately fol lowing such action had such shares of the Series A Preferred Stock been converted immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective (A) immediately after the record date in the case of a dividend or a distribution and (B) immediately after the effective date in the case of a subdivision or combination.

                                        (ii)     For purposes of calculating any
                  adjustment of the Conversion Rate pursuant to this Section 7, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices (as hereinafter defined) for thirty consecutive trading days ending the last trading day before the day in question. The "Closing Price" for each day shall be the last reported sale price on the principal national securities exchange on which Common Stock is listed or admitted to trading or on the Nasdaq National Market or SmallCap Market ("Nasdaq"), the NASD Electronic Bulletin Board (the "Bulletin Board"), or in case no reported sale takes place, the average of the closing bid and asked prices. If Common Stock is not quoted on Nasdaq, the Bulletin Board or any comparable system, the Board of Directors shall in good faith determine the current market price on such basis as it considers appropriate.

                                    (f) No  adjustment  in the  conversion  Rate
                  shall be required until cumulative adjustments result in a concomitant change of 1% or more of the Conversion Rate as in effect prior to the last adjustment of the Conversion Rate; provided, how ever, that any adjustments which by reason of this Section 7(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment to the Conversion Rate shall be made for cash dividends.

                                    (g) Whenever the Conversion Rate is adjusted
                  pursuant to this Section 7, the Cor poration shall promptly mail first class to all holders of record of shares of the Series A Pre ferred Stock a notice of the adjustment and shall cause to be prepared a certificate signed by a principal financial officer of the Corporation setting forth the adjusted Conversion Rate and a brief statement of the facts requiring such ad justment and the computation thereof. Such cer tificate shall forthwith be filed with each trans fer agent for the shares of the Series A Preferred Stock.

                                    (h) If any of the following shall occur: (i)
                  any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any such reclassification, or (iii) a sale or conveyance of all or substantially all of the assets of the Corporation, then in addition to all of the rights granted to the holders of the Series A Preferred Stock as designated herein, the Cor poration, or such successor or purchasing cor poration, as the case may be, shall, as a condition precedent to such reclassification, consolidation, merger, sale or conveyance, provide in its cer tificate of incorporation or other charter document that each share of the Series A Preferred Stock shall be convertible into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such reclassification, merger, consolidation, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such share of the Series A Preferred Stock immediately prior to such reclassification, consolidation, merger, sale or conveyance. Such certificate of incorporation or other charter document shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. If, in the case of any such reclassification, consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of capital stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such re classification, consolidation, merger, sale or conveyance, then the certificate of incorporation or other charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of shares of the Series A Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 7(j) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                                    (i) In the  event  any  shares  of  Series A
                  Preferred Stock shall be converted pursuant to Section 7 hereof, the shares so converted shall be canceled.

                                    (j) If the Closing Price of the Common Stock
                  (determined as provided in Section 7(e)(ii)) (i) at any time exceeds $10.00 per share for at least five consecutive trading days, or (ii) during the period commencing February 1, 1998 and ending January 31, 2000, exceeds $9.00 for at least five consecutive trading days, or (iii) during the period commencing February 1, 2000 and ending January 31, 2002, exceeds $7.50 for at least five consecutive trading days (such Closing Prices being subject to adjustment in each instance upon the occurrence of any event referred to in clauses (1) through (4) of Section 7(e)(i)), then, in any such event, upon notice given to the holders of the Series A Preferred Stock by the Corporation within 30 days after the end of any such five day period, such shares of Series A Preferred Stock shall, without further action on the part of the holders thereof, be automatically converted into shares of Common Stock at the Conversion Rate then in effect. After the giving of such notice, the certificates representing shares of Series A Preferred Stock shall represent only the right to receive such number of shares of Common Stock.

                                    (k) If,  within three years (or, in the case
                  of Robert McAleer, two years) after the Clos ing Date, the employment with SERP of a holder of Series A Preferred Stock is terminated (other than termination without cause by SERP or the Cor poration), at the election of the Corporation, effected by notice given to such holder by the Corporation within 30 days after the effective date of such termination, the Corporation may redeem the shares of Series A Preferred Stock held by such holder at a redemption price of $0.50 per share or may require such holder to convert his shares of Series A Preferred Stock into shares of Common Stock at the Conversion Rate in effect on the effective date of termination. After the giving of such notice, the certificates representing shares of Series A Preferred Stock shall represent only the right to receive cash at the rate of $0.50 per share of Series A Preferred Stock or such number of shares of Common Stock, as the case may be. As used herein, "cause" shall have the meaning ascribed to it in the Merger Agreement among the Corporation, the holders of Series A Preferred Stock, as Stockholders, and SERP pursuant to which SERP becomes a subsidiary of the Corporation.

                           8. Rank. The Series A Preferred Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all series of the Corporation's Preferred Stock or any similar stock that specifically provide that they shall rank senior or prior to the Series A Preferred Stock. Nothing herein shall preclude the Board from creating any series of Preferred Stock or any similar stock ranking on a parity with or senior or prior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets.

                           9. Amendment. The Certificate of Designation of the Series A Preferred Stock shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the out standing shares of Series A Preferred Stock, voting together as a single series.

                  IN  WITNESS   WHEREOF,   the   Corporation   has  caused  this
Certificate to be executed in its name by the undersigned, thereunto duly authorized, this 4th day of March, 1997.

                                           GKN HOLDING CORP.



                                           By:      /s/ David Nussbaum
                                           ------------------------------
                                           David Nussbaum, Chairman



         [S E A L]                         By:      /s/ Katherine Nathan
                                           ---------------------------------
                                           Katherine Nathan, Secretary